SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report  (Date of  earliest  event  reported):  March 24, 2003 (March 31,
2003)



                         Productivity Technologies Corp.
             (Exact name of registrant as specified in its charter)


         Delaware                        0-24242                13-3764753
         --------                        -------                ----------
      (State or other            (Commission File Number)      (IRS Employer
jurisdiction of incorporation)                               Identification No.)




   3100 Copper Avenue, Fenton, Michigan                               48430
   -------------------------------------------------------------------------
   Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:      810.714.0200


--------------------------------------------------
(Former name or former address, if changed since last report.)

Item 4.  Changes in Registrant's Certifying Accountant

By letter dated March 24, 2003, Productivity Technologies Corp. (the "Company") was informed by Doeren Mayhew, the Company's independent auditors ("Doeren"), that Doeren will not stand for re-election as the Company's auditors as of and for the year ended June 30, 2003, and has terminated its client-auditor relationship with the Company effective March 24, 2003. Doeren's resignation was based upon its decision to terminate its audit engagements with all public companies.

Doeren's report on the Company's financial statements as of and for the year ended June 30, 2002 was qualified as to uncertainty regarding the Company's ability to continue as a going concern. The report did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to any other uncertainty or as to audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the years in the two-year period ended June 30, 2002, there have been no disagreements between the Company and Doeren on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Doeren, would have caused Doeren to make reference to the matter in its report.

The Company has provided Doeren with a copy of this disclosure and has requested Doeren to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter has been received by the Company and included as Exhibit 16.1 to this Form 8-K.

Item 7.  Financial Statements and Exhibits

         (a)      Financial statements of businesses acquired.

                  None.

         (b)      Pro forma financial information.

                  None.

         (c)      Exhibits

                  16.1     Letter re: change in certifying accountant.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Productivity Technologies Corp.

By: /s/ Jesse A. Levine
   ----------------------------------
     Jesse A. Levine
     Vice President and Chief Financial Officer

Dated: March 31, 2003